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                                 EXHIBIT (d)(5)

  E.PIPHANY, INC. 1999 STOCK PLAN FOR FRANCE AND FORM OF AGREEMENT THEREUNDER

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                                 E.PIPHANY, INC.
                                 1999 STOCK PLAN

                            NATIONAL PLAN FOR FRANCE



1.      GENERAL

        This National Plan sets out the terms of the E.PIPHANY, Inc. 1999 Stock Plan (France).

        The terms of this National Plan (France) are the terms set out in the Rules of the E.PIPHANY, Inc. 1999 Stock Plan (the "Plan") modified as follows.

2.      APPLICATION

        If the Board of Directors or a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan so decides, this National Plan (France) will apply to any Participant.

3.  EXCLUDED PERSONS

        The Board or the Committee may not grant an Option under this National Plan (France) to an individual:

        - unless he is employed by a company which is a subsidiary of the Company as defined in Article 208-4 of the Law of 24 July 1966 in France; or

        - unless he is a director of the company with a management function as defined in Article 208-8-1 of the Law of 24 July 1966 in France of a company which is a subsidiary of the Company as defined in Article 208-4 of the Law of 24 July 1966 in France; or

        - who owns more than 10% of the share capital of the Company and who may not be granted an Option to satisfy the requirements of sub-paragraph 2 of Article 208-6 of the Law of 24 July 1966 in France.

4.      EXERCISE PRICE

        The exercise price for an Option must be determined on the date on which the Board or the Committee resolves to grant the Option.

        The exercise price in the case of Options to subscribe for unissued shares may not be:

        - lower than 80% of the average stock exchange price during the 20 stock exchange days preceding the grant or, if the Company is not quoted at the time of grant of the options, the exercise price may not be less than the Fair Market Value for a share of common stock as established by the Board or the Committee on the date of grant.

        In the case of Options to purchase existing shares, the exercise price:

        - cannot, in addition, be lower than 80% of the average actual repurchase price by the company of its own shares to be allocated to the participants.

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5.      EXERCISABILITY

        To the extent that they are vested, Options granted under this National Plan (France) shall become exercisable as follows:

        5.1. If, on the first anniversary of the grant date, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this National Plan (France) is five years, the options granted under this National Plan (France) will become exercisable subject to the following schedule:

        - 50% of such options will become exercisable on the day following the second anniversary of the date of grant;

        - The remaining 50% of the options will become exercisable in equal monthly installments upon completion of each of the next 24 months thereafter.

        5.2. If, on the first anniversary of the grant date, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this National Plan (France) is four years or less, the options granted under this National Plan (France) will become exercisable subject to the following schedule:

        - 25% of such options will become exercisable on the day following the first anniversary of the date of grant;

        - The remaining 75% of the options will become exercisable in equal monthly installments upon completion of the next 36 months thereafter.

        If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or 2nd or 3rd category disability as defined under Article L. 341-4 of the Social Security Code, the Option shall remain exercisable for three months following the later of (a) the date of the Optionee's termination or (b) the date on which the Option becomes exercisable under subsection 5.1 or 5.2 above, but only to the extent that the Option is vested on the date of termination.

        If an Optionee ceases to be a Service Provider as a result of 2nd or 3rd category disability of the Optionee as defined under Article L. 341-4 of the Social Security Code, any Option which, at the date of termination, is not otherwise exercisable under subsection 5.1 or 5.2 above will automatically accelerate and become immediately exercisable, but only to the extent that the Option is vested on the date of termination.



6.      VESTING

        This Option shall vest as to:

        - 25% of the Shares subject to the Option twelve months after the date of commencement of the employment contract or mandate of the Participant;

        - 1/48 of the Shares subject to the Option each month thereafter, subject to the Participant continuing to be a Service Provider on such dates.

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7.      GRANT OF OPTIONS

        An option may not be granted in the period of 20 trading days immediately following a distribution of dividends or a capital increase.

        If the Option is an Option to buy existing shares of common stock, the Board must have bought or procured the shares before the date on which the Option becomes exercisable. In addition, the shares must have been acquired less than one year before the grant of the options


8.      SALES RESTRICTIONS

        The shares acquired upon exercise of the options issued under this National Plan (France) will be freely negotiable, subject to the following conditions:

        8.1. If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this National Plan (France) is five years, the above mentioned shares may not be sold or otherwise disposed of before the day following the fifth anniversary of the date of grant;

        8.2. If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to options granted under this National Plan (France) is four years or less, the above mentioned shares may not be sold or otherwise disposed of before the day following the fourth anniversary of the date of grant;

        8.3. The sales restrictions provided by Subsections 8.1 and 8.2 above shall not apply in the case of death of the Participant or in the case of 2nd or 3rd category disability of the Participant as defined under Article L. 341-4 of the Social Security Code.

9.      PLAN LIMITS

        Options may not be granted:

        - over more than one third of the Company's shares of common stock in the case of Options to subscribe for unissued shares; or

        - over more than 10% of the total number of such shares in issue in the case of Options to purchase existing shares.


10.     NON-TRANSFERABILITY OF OPTIONS

        Options granted under this National Plan (France) may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee.


11.     DEATH OF A PARTICIPANT

        If the Participant dies, his Option must be exercised (if at all) within six months after his death. An Option which, at the date of death, is not otherwise exercisable under section 5.1 or 5.2 above will automatically accelerate and become immediately exercisable, but only to the extent vested under section 6 above at the date of death.

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12.     NO BUYOUT PROVISIONS OR REPURCHASE OPTIONS

        Options granted under this National Plan (France) may not be bought out for a payment in cash or Shares by the Board or the Committee.

        In addition, the Company will have no repurchase option applicable to Shares issued pursuant to an Option granted under this National Plan (France).


13.     ADJUSTMENTS

        No adjustment may be made to the Option which is inconsistent with French law and, in particular, with Sections 174.8 to 174.16 of Decree no. 67-236 of 23 March 1967, implementing Article 208-5 of French law no. 66-537 of 24 July 1966.

        Such adjustment is required under Article 208-5 of French law no. 66-537 of 24 July 1966 in the event of the following specific capital operations:

        *   Capital increase in cash to the benefit of the shareholders

        * Capital increase with distribution of shares following capitalization of premium or earnings

        *   Capital reduction due to losses

        *   Distribution of retained earnings either in cash or in shares

        * Issuance of convertible bonds or exchangeable bonds to the benefit of the shareholders

14.     CHANGES

        The Board may not change the Plan in a way which affects this National Plan (France) or Options granted under this National Plan (France), if the change is inconsistent with French law and in particular with French legislation on stock options as defined in Articles 208-1 to 208-8-1 of French law no. 66-537 of 24 July 1966.

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                                 E.PIPHANY, INC.

                                 1999 STOCK PLAN

                         STOCK OPTION AGREEMENT - FRANCE


        Unless otherwise defined herein, the terms defined in the Plan and the National Plan for France shall have the same defined meanings in this Option Agreement.

                                    AGREEMENT

1.  Grant of Option.

        The Plan Administrator of the Company hereby grants to the Optionee named in this Option Agreement's Notice of Grant (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan and the National Plan for France, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan or the National Plan for France and the terms and conditions of this Option Agreement, the terms and conditions of the Plan and the National Plan for France shall prevail.

        If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

2.  Exercise of Option.

        (a) Right to Exercise. This Option is exercisable during its term in accordance with the Schedule set out in the Notice of Grant, which is part of this Option Agreement, and the applicable provisions of the Plan and the National Plan for France.

        (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice - France"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan and the National Plan for France. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the

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Exercised Shares shall be considered transferred to the Optionee on the date the
Option is exercised with respect to such Exercised Shares.

3.      Method of Payment.

        Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            1. cash; or

            2. check; or

            3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan and the National plan for France; or

            4. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

            5. to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

4.      Non-Transferability of Option.

        This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan, the National Plan for France and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.      Term of Option.

        This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the National Plan for France and the terms of this Option Agreement.

6.      U.S. Federal Income Tax Consequences.

            Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY ADDRESSES ONLY U.S. FEDERAL INCOME TAX CONSEQUENCES AND IS NECESSARILY INCOMPLETE. THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.


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7.      Exercising the Option.

        (a) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

        (b) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

        (c) Disposition of Shares.

            (1) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

            (2) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (3) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.


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8.      Entire Agreement; Governing Law.

        The Plan and the National Plan for France are incorporated herein by reference. The Plan, the National Plan for France and this Option Agreement, including its Notice of Grant, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

9.      NO GUARANTEE OF CONTINUED SERVICE.

            OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature and the signature of the Company's representative on the attached Notice of Grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including its Notice of Grant. Optionee has reviewed the Plan and this Option Agreement, including its Notice of Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the this Option Agreement on its Notice of Grant and fully understands all provisions of the Plan, the National Plan for France and this Option Agreement, including its Notice of Grant. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the National Plan for France and Option Agreement, including its Notice of Grant. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


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                                                      OPTIONEE:_________________

                                    EXHIBIT A

                                 E.PIPHANY, INC.

                                 1999 STOCK PLAN

                            EXERCISE NOTICE - FRANCE


E.piphany, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, California 94403

Attention: Controller


        1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of E.piphany, Inc. (the "Company") under and pursuant to the 1999 Stock Plan (the "Plan"), the National Plan for France, the Stock Option Agreement (the "Option Agreement"), including its Notice of Stock Option Grant. These Shares are being purchased from stock option grant No. ________ which has a vesting commencement date of ___________, ____ ("Notice of Grant"). The total purchase price for the Shares to be purchased under this Exercise Notice shall be $_____, as required by the Option Agreement's Notice of Grant.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan, the National Plan for France and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan, the National Plan for France and the Option Agreement, including its Notice of Grant, are incorporated herein by reference. This


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Agreement, the Plan, the National plan for France and the Option Agreement, including its Notice of Grant, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.



Submitted by:                              Accepted by:

PURCHASER                                  E.PIPHANY, INC.


____________________________________       _____________________________________
Signature                                  By



____________________________________       _____________________________________
Print Name                                 Title

Address:                                   Address:

____________________________________       E.piphany, Inc.
____________________________________       1900 South Norfolk Street, Suite 310
____________________________________       San Mateo, California 94403



                                           _____________________________________
                                           Date Received


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